EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TrueBlue Accelerates Diversification into Attractive Healthcare Industry with Accretive Acquisition of Healthcare Staffing Professionals, Inc.

TACOMA, Wash., Feb. 4, 2025 — TrueBlue, Inc. (NYSE: TBI), a leading provider of specialized workforce solutions, today announced the off-market acquisition of high-growth Healthcare Staffing Professionals, Inc. (HSP), a long-term temporary and permanent staffing solutions provider primarily focused on healthcare positions including nursing, allied health, behavioral health, and various research, IT and administrative roles. With operations across the country, including California, Texas, North Carolina, Michigan and Pennsylvania, HSP specializes in serving state and local government entities with a focus on public health departments and agencies, correctional institutions, and education systems.

“Today marks a key milestone in advancing TrueBlue’s strategic priority to expand in high-growth end markets,” said Taryn Owen, President and CEO of TrueBlue. “With an aging population, the secular growth market of healthcare offers attractive long-term opportunities. HSP’s healthcare staffing expertise and fast-growing roster of long-term clients combined with our expansive footprint, technology and recruitment agility will allow us to realize significant expansion and revenue opportunities in the market while also diversifying our business. We are excited to welcome HSP to the TrueBlue team and look forward to working together to accelerate growth, enhance value and make an even greater impact in the communities we serve as we advance our mission to connect people and work.”

“We’re thrilled to join forces with TrueBlue to greatly expand our opportunities and build on the rapid growth we’ve experienced,” said Maxie Juzang, CEO and President of HSP. “Our entire team is energized to bring our current and future clients in the high-demand and under-penetrated healthcare staffing market into TrueBlue’s impressive portfolio while scaling our own recruitment efforts. The combination of TrueBlue’s expansive sales network and recruitment sophistication along with a strong cultural fit with HSP, will allow us to propel our growth while creating potential revenue synergies.”

“This accretive and synergistic acquisition enhances TrueBlue’s growth profile,” said Carl Schweihs, TrueBlue’s Chief Financial Officer. “Leveraging our strong balance sheet, we were able to take on a modest amount of debt with favorable terms to capitalize on this strategic opportunity at an attractive multiple. We will continue our balanced and disciplined approach to capital allocation, and we look forward to sharing more details on our fourth quarter call later this month.”

HSP will join TrueBlue Inc. and continue operating under its current brand. Transaction terms were not disclosed.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2023, TrueBlue served 67,000 clients and connected approximately 464,000 people to work. Its PeopleReady segment offers on-demand, industrial staffing; PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries; and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at trueblue.com.

Forward-looking statements

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Contact                            Press Contact

Investor Relations                        Taylor Winchell, Senior Manager, External Communications
InvestorRelations@trueblue.com                pr@trueblue.com
(253) 680-8291